Exhibit 5.1

September 9, 2015

La Jolla Pharmaceutical Company

10182 Telesis Court, 6th Floor

San Diego, CA 92121

Re:	La Jolla Pharmaceutical Company
Registration Statement on Form S-3 Pursuant to Rule 462(b)

Ladies and Gentlemen:

We have acted as counsel to La Jolla Pharmaceutical Company, a California corporation (the “Company”), in in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”) of a Registration Statement on Form S-3 (the “Registration Statement”) relating to the Company’s earlier effective Registration Statement on Form S-3 (No. 333-197092) in connection with the offering by the Company of up to an additional $18,670,500 aggregate offering price of shares of the Company’s common stock, par value $0.0001 per share, (the “Shares”).

In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of specimen Common Stock and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Shares, when issued against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not

La Jolla Pharmaceutical Company

September 9, 2015

thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ GIBSON, DUNN & CRUTCHER LLP